UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

________________________

Filed by the Registrant	☒	Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TherapeuticsMD, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

THERAPEUTICSMD, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 5, 2024

An Annual Meeting of Stockholders of TherapeuticsMD, Inc., a Nevada corporation (the “Company”), will be held at 8:00 a.m., Eastern Time, on December 5, 2024. The annual meeting will be a virtual meeting conducted solely online via live webcast and can be attended by visiting www.proxydocs.com/TXMD.

The Annual Meeting of Stockholders will be held for the following purposes:

1.    To elect directors to serve until our next annual meeting of stockholders or until their successors are duly elected and qualified;

2.    To approve, on a non-binding advisory basis, the compensation of our named executive officers for the fiscal year ended December 31, 2023 (“say-on-pay”);

3.    To ratify the appointment of Berkowitz Pollack Brant Advisors + CPAs, LLP (“Berkowitz Pollack Brant”), an independent registered public accounting firm, as the independent auditor of our Company for the fiscal year ending December 31, 2024; and

4.    To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on October 17, 2024 are entitled to notice of and to vote at the meeting. All stockholders are cordially invited to attend the meeting and vote virtually.

In accordance with rules adopted by the Securities and Exchange Commission that allow companies to furnish their proxy materials over the Internet, we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy statement and our 2023 Annual Report to most of our stockholders. The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents and vote over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials, including our proxy statement, our 2023 Annual Report, and a proxy card. We believe this process will allow us to provide our stockholders the information they need in a more timely manner, while reducing the environmental impact and lowering our costs of printing and delivering the proxy materials.

Whether or not you plan to virtually attend, it is important that your shares be represented and voted at the annual meeting. You may vote your shares over the Internet as described in the Notice of Internet Availability of Proxy Materials. As an alternative, if you received a paper copy of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. You may also vote by telephone as described in your proxy card. Even if you have submitted a proxy before the meeting, you may still attend the meeting, revoke your proxy and vote virtually. We appreciate your continued support of our Company.

By Order of the Board of Directors,

MARLAN D. WALKER
Chief Executive Officer

Boca Raton, Florida
October 25, 2024

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PROXY SUMMARY

This summary highlights information contained elsewhere in the Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting.

2024 Annual Meeting of Stockholders

Date and Time: December 5, 2024 8:00 am Eastern Time	Place: Online via live webcast at: www.proxydocs.com/TXMD	Record Date: October 17, 2024
Items of Business:

•   To elect directors to serve until our next annual meeting of stockholders or until their successors are duly elected and qualified;

•   To approve, on a non-binding advisory basis, the compensation of our named executive officers for the fiscal year ended December 31, 2023 (“say-on-pay”);

•   To ratify the appointment of Berkowitz Pollack Brant Advisors + CPAs, LLP (“Berkowitz Pollack Brant”), an independent registered public accounting firm, as the independent auditor of our Company for the fiscal year ending December 31, 2024; and

•   To transact such other business as may properly come before the meeting or any adjournment thereof.

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THERAPEUTICSMD, INC.
951 Yamato Road, Suite 220
Boca Raton, Florida 33431

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

The accompanying proxy is solicited on behalf of TherapeuticsMD, Inc., a Nevada corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held at 8:00 a.m., Eastern Time, on Thursday, December 5, 2024, or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying notice. The annual meeting will be a virtual meeting conducted solely online via live webcast and can be attended by visiting www.proxydocs.com/TXMD. In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”) that allow companies to furnish their proxy materials over the Internet, we are mailing a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy statement and our 2023 Annual Report to most of our stockholders. The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents and vote over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials, including our proxy statement, our 2023 Annual Report, and a proxy card. We believe this process will allow us to provide our stockholders the information they need in a more timely manner, while reducing the environmental impact and lowering our costs of printing and delivering the proxy materials.

These proxy solicitation materials are anticipated to first be distributed on or about October 25, 2024 to all stockholders entitled to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on December 5, 2024. These proxy materials, which include the notice of annual meeting, this proxy statement and our 2023 Annual Report, are available at www.proxydocs.com/TXMD.

We encourage you to access the meeting 15 minutes prior to the start time leaving ample time for the check in and to ensure that you can hear audio prior to the meeting. If you encounter any difficulties accessing the meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual annual meeting page for assistance. Technical support will be available 15 minutes prior to the start of the meeting.

Record Date and Outstanding Shares

Stockholders of record at the close of business on October 17, 2024 are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding 11,532,432 shares of our common stock. Each holder of common stock voting at the meeting, either virtually or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.

If, at the close of business on October 17, 2024, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), then you are a stockholder of record. As a stockholder of record, you may vote virtually at the meeting. However, whether or not you plan to attend the meeting, we urge you to vote by proxy over the Internet or by telephone as instructed on the Notice of Internet Availability of Proxy Materials, or to fill out and return the proxy card to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend the meeting, revoke your proxy and vote virtually.

If, at the close of business on October 17, 2024, your shares were held in an account at a brokerage firm, bank, or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account. You should have received voting instructions with these proxy materials from that organization rather than from us. You should follow the instructions provided by that organization to submit your vote. You are also invited to attend the meeting virtually. However, since you are not the stockholder of record, you may not vote your shares virtually at the meeting unless you obtain a legal proxy or a valid control number from the broker, bank, or other nominee that holds your shares giving you the right to vote the shares at the meeting.

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Quorum

The presence, virtually or by proxy, of the holders of a majority of the total number of shares entitled to vote constitutes a quorum for the transaction of business at the meeting.

Required Votes

Assuming that a quorum is present, the four persons receiving the largest number of “for” votes of our common stock present virtually or by proxy at the meeting and entitled to vote (a plurality) will be elected directors. Stockholders do not have the right to cumulate their votes in the election of directors. We have adopted a majority voting policy as part of our Corporate Governance Guidelines. The majority voting policy is applicable solely to uncontested elections, which are those elections in which the number of nominees for election is less than or equal to the number of directors to be elected. Under the majority voting policy, any nominee for director who receives more “withheld” votes than “for” votes in an uncontested election must submit a written offer to resign as director. Any such resignation will be reviewed by the independent members of our Board of Directors and, within 90 days after the election, the independent members of our Board of Directors will determine whether to accept, reject or take other appropriate action with respect to, the resignation, in furtherance of the best interests of TherapeuticsMD and our stockholders.

Assuming that a quorum is present, the affirmative vote of a majority of the votes cast will be required to ratify the appointment of Berkowitz Pollack Brant as the independent auditor of our Company for the fiscal year ending December 31, 2024. The advisory vote on the compensation of our named executive officers for the fiscal year ended December 31, 2023 (“say-on-pay”) is non-binding, but our Board of Directors and the Compensation Committee of our Board of Directors (the “Compensation Committee”), will consider the input of stockholders based on whether a majority of shares entitled to vote on the matter and represented either virtually or by proxy vote for the say-on-pay proposal.

Votes cast by proxy or virtually at the meeting will be tabulated by the election inspector appointed for the meeting who will determine whether a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a brokerage firm, bank, or similar organization indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (1) “for” the election of each of the four nominees for director set forth in this proxy statement, (2) “for” the approval of the compensation of our named executive officers for the fiscal year ended December 31, 2023, (3) “for” the ratification of the appointment of Berkowitz Pollack Brant, an independent registered public accounting firm, as the independent auditor of our Company for the fiscal year ending December 31, 2024, and (4) as the persons specified in the proxy deem advisable on such other matters as may come before the meeting.

Broker Non-Votes and Abstentions

Brokers, banks, or other nominees that hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks, and other nominees are permitted to vote the beneficial owner’s proxy in their own discretion as to certain “routine” proposals when they have not received instructions from the beneficial owner, such as the ratification of the appointment of Berkowitz Pollack Brant as the independent auditor of our Company for the fiscal year ending December 31, 2024. If a broker, bank, or other nominee votes such “uninstructed” shares for or against a “routine” proposal, those shares will be counted towards determining whether or not a quorum is present and are considered entitled to vote on the “routine” proposals. However, where a proposal is “non-routine,” a broker, bank, or other nominee is not permitted to exercise its voting discretion on that proposal without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes” when the nominee has voted on other non-routine matters with authorization or voted on routine matters. These shares will be counted towards determining whether or not a quorum is present, but will not be considered entitled to vote on the “non-routine” proposals.

Please note that brokers, banks, and other nominees may not use discretionary authority to vote shares on the election of directors or the approval of the compensation of our named executive officers, if they have not received specific instructions from their clients. For your vote to be counted in the above, you now will need to communicate your voting decisions to your broker, bank, or other nominee before the date of the meeting.

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As provided in our bylaws, as amended, except as otherwise provided by law, or our Amended and Restated Articles of Incorporation, as amended, a majority of the shares entitled to vote on the matter and represented either in person (virtually for this year’s annual meeting) or by proxy at the meeting in which a quorum is present shall be act of the stockholders. Therefore, for matters other than the election of our directors, which requires a plurality vote subject to the majority voting policy in our Corporate Governance Guidelines, the number of votes cast “for” a proposal must exceed the number of votes cast “against” that proposal. For all matters other than the election of our directors, if a stockholder votes to “abstain,” it will have the same effect as a vote “against” that proposal. Because broker non-votes do not represent votes cast “for” or “against” a proposal, broker non-votes will have no effect on the proposal to elect directors or the say-on-pay proposal, as each proposal is determined by reference to the votes actually cast by the shares present or represented by proxy and entitled to vote. Because the proposal to ratify the appointment of Berkowitz Pollack Brant as the independent auditor of our Company for the fiscal year ending December 31, 2024 is a “routine” proposal, broker non-votes will not occur with respect to this proposal. Therefore, if no vote is specified on the proxy and in the absence of directions to the contrary, the shares will be voted “FOR” the proposal to ratify the appointment of Berkowitz Pollack Brant as the independent auditor of our Company for the fiscal year ending December 31, 2024.

Revocability of Proxies

Any stockholder giving a proxy may revoke the proxy at any time before its use by furnishing to us either a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting virtually. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Election Inspector

Votes cast by proxy or virtually at the meeting will be tabulated by the election inspector appointed for the meeting, who will determine whether a quorum is present. The election inspector will treat broker non-votes and abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, and as described in the “Broker Non-Votes and Abstentions” section of this proxy statement for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Solicitation

We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

Submitting a Question or Making a Comment During the Meeting

If you want to submit a question or make a comment during the meeting, log into the virtual meeting platform at www.proxydocs.com/TXMD, type your question into the “Q&A” field, and click “Submit.” Questions and comments submitted via the virtual meeting platform that are pertinent to meeting matters will be addressed during the meeting. Questions and comments that are not pertinent to meeting matters or that are not addressed during the meeting due to time constraints will be addressed after the meeting. Consistent with our approach when meetings are held in person, questions or comments that are not related to the proposals under discussion, are about personal concerns not shared by stockholders generally, or use blatantly offensive language may be ruled out of order.

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Proposal One

Election of Directors

Nominees

Our Amended and Restated Articles of Incorporation and bylaws, each as amended, provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. Presently, the number of directors is fixed at four. Our bylaws, as amended, provide that all directors are elected at each annual meeting of our stockholders for a term of one year and hold office until their successors are elected and qualified.

A board of four directors is to be elected at this meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them “for” each of the nominees named below. All of the nominees currently are directors of our Company. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

Vote Required

Assuming that a quorum is present, the four persons receiving the largest number of “for” votes of our common stock present virtually or by proxy at the meeting and entitled to vote (a plurality) will be elected directors, subject to the majority voting policy in our Corporate Governance Guidelines.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW.
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TOMMY G. THOMPSON Chairman of the Board Director Since: 2012 Age: 82 Committee: Audit

Biographical Information

Tommy G. Thompson has served as a director of our company since May 2012 and as the Chairman of the Board of Directors since March 2024. He previously served as the Chairman of the Board of Directors from May 2012 until September 2022 and as Executive Chairman of the Board from September 2022 until March 2024. From July 2020 until March 2022, Secretary Thompson served as the Interim President of the University of Wisconsin system. Secretary Thompson also serves as the Chief Executive Officer of Thompson Holdings, a consulting firm. As the Governor of Wisconsin from January 1987 to February 2001, Secretary Thompson was perhaps best known for his efforts to revitalize the Wisconsin economy, for his national leadership on welfare reform, and for his work toward expanding healthcare access across all segments of society. As the former Secretary of the U.S. Department of Health & Human Services, or HHS, from February 2001 to January 2005, Secretary Thompson served as the nation’s leading advocate for the health and welfare of all Americans. Secretary Thompson was a partner in the law firm of Akin Gump Strauss Hauer & Feld LLP, or Akin Gump, from March 2005 to January 2012, when he resigned to run for the United States Senate. Secretary Thompson served as an Independent Chairman of the Deloitte Center for Health Solutions, a healthcare consulting company, from March 2005 to May 2009. At the Deloitte Center for Health Solutions and at Akin Gump, Secretary Thompson built on his efforts at HHS to work toward developing solutions to the healthcare challenges facing American families, businesses, communities, states, and the nation as a whole. Secretary Thompson has also served as the President of Logistics Health, Inc., a provider of medical readiness and homeland security solutions, from February 2005 to January 2011. Secretary Thompson has served as a Senior Fellow for the Bipartisan Policy Center, a non-profit organization focused on bipartisan advocacy and policymaking, since July 2013. Secretary Thompson also serves as a member of the board of directors for United Therapeutics Corporation [NASDAQ: UTHR] and Healthpeak Properties, Inc. (f/k/a Physicians Realty Trust) [NYSE: DOC]. Secretary Thompson also served as a member of the boards of directors of Tyme Technologies, Inc. [NASDAQ: TYMI] from August 2017 to February 2020, Centene Corporation [NYSE: CNC] from April 2005 to January 2022 and Scilex Holding Company [NASDAQ: SCLX] from 2022 to 2023, and has historically served on the boards of directors of other public companies.

Key Qualifications and Experience

We believe Secretary Thompson’s experience in public service and on the boards of directors of numerous public companies, particularly his services and knowledge related to the healthcare industry as a whole, makes him well suited to serve on our Board of Directors. Secretary Thompson received both his B.S. and J.D. from the University of Wisconsin-Madison.

COOPER C. COLLINS Director Since: 2012 Age: 45 Committees: Audit Compensation

Biographical Information

Cooper C. Collins has served as a director of our Company since February 2012. Mr. Collins has served as Chief Executive Officer of Fortis BioPharma LLC since June 2015. Mr. Collins served as Chief Strategy Officer of Pernix Therapeutics Holdings, Inc. [NASDAQ: PTX], or Pernix, from May 2013 until April 2014, as its President and Chief Executive Officer from March 2010 until May 2013, and as a director from March 2010 until February 2014. Mr. Collins joined Pernix Therapeutics, Inc., a predecessor of Pernix, in 2002, where he was appointed as a director in January 2007, its President in December 2007 and its Chief Executive Officer in June 2008, serving in those three capacities until March 2010. From December 2005 to December 2007, Mr. Collins served as Vice President of Business and Product Development of Pernix Therapeutics, Inc. and as its Territory Manager from December 2003 to December 2005. Mr. Collins was employed for three years by the National Football League franchise, the New Orleans Saints, in its media relations department.

Key Qualifications and Experience

We believe Mr. Collins’ specialty pharmaceutical company knowledge and executive experience provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors. While on a football scholarship, Mr. Collins received a B.A. from Nicholls State University, where he later received an M.B.A.

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GAIL K. NAUGHTON, PH.D. Director Since: 2020 Age: 68 Committee: Compensation

Biographical Information

Gail K. Naughton, Ph.D. has served as a director of our company since March 2020. Dr. Naughton served as the Chief Scientific Officer and Chief Business Development Officer of Histogen, a company she founded which is focused on the development of novel solutions based on the products of cells grown under simulated embryonic conditions, from April 2017 to June 2021. Dr. Naughton served as the Chairman and Chief Executive Officer of Histogen from June 2007 until April 2017. Prior to Histogen, Dr. Naughton was the Vice Chairman of Advanced Tissue Sciences, Inc., a human-based tissue engineering company, from March 2002 to October 2002, President from August 2000 to March 2002, President and Chief Operating Officer from 1995 to 2000 and Executive Vice President, Chief Operating Officer from 1991 to 1995. Dr. Naughton also served as Dean of the College of Business Administration at San Diego State University from August 2002 to June 2011. She has spent over 35 years extensively researching the tissue engineering process, holds over 150 U.S. and foreign patents, and has founded two regenerative medicine companies. Dr. Naughton has brought several tissue engineered products to market including a product for severe burns (TransCyte), a dermal replacement for diabetic ulcers (Dermagraft), an aesthetic dermal filler (Cosmederm/Cosmeplast), and SkinMedica’s TNS and TNS A+ products for skin care. Dr. Naughton has been extensively published and a frequent speaker in the field of tissue engineering. In 2000, Dr. Naughton received the 27th Annual National Inventor of the Year award by the Intellectual Property Owners Association in honor of her pioneering work in the field of tissue engineering. Dr. Naughton has served as a member of the board of directors for several public company boards of directors since 1988, including CEL-SCI Corporation [NYSE American: CVM] from August 2022 until April 2024 and Cytori Therapeutics, Inc. [NASDAQ: CYTX] from July 2014 until January 2018.

Key Qualifications and Experience

We believe Dr. Naughton’s extensive executive experience, her in-depth knowledge of the healthcare industry and regenerative medicine technology, her experience developing FDA-approved products, and her service on other public company boards and committees, provide the requisite qualifications, skills, perspectives, and experience that make her well qualified to serve on our Board of Directors. Dr. Naughton received her B.S. in Biology from St. Francis College, her M.S. in Histology and her Ph.D. in Hematology from the New York University Medical Center and her E.M.B.A. from UCLA.

JUSTIN ROBERTS Director Since: 2022 Age: 42 Committees: Audit Compensation

Biographical Information

Mr. Roberts is a Partner at Rubric Capital Management LP, a role he has held since the formation of the company in 2016. He currently serves as a Non-Executive Director of Mereo BioPharma [NASDAQ: MREO]. Before Rubric, he spent seven years at Point72 Asset Management. Mr. Roberts has also held roles at ZS Associates, Moore Capital Management, and began his career at Lehman Brothers as an investment banker in their M&A practice.

Key Qualifications and Experience

We believe Mr. Roberts’ extensive executive experience, his finance background, and his service on other public company boards and committees, provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors. Mr. Roberts graduated with honors from Johns Hopkins University.

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Executive Officers

The following table sets forth certain information regarding our current executive officers:

Name	Age	Position
Marlan D. Walker	50	Chief Executive Officer
Joseph Ziegler	50	Principal Financial and Accounting Officer

Listed below are biographical descriptions of our current executive officers.

Marlan D. Walker has served as Chief Executive Officer of our Company since December 2022. Previously he served as General Counsel of our Company from March 2016. Mr. Walker previously also served as Chief Development Officer from April 2018 to December 2019 and as our Corporate and Intellectual Property Counsel from June 2013 until he became our General Counsel. Mr. Walker’s experience is focused in management of legal issues and risk in the life science industries across a variety of disciplines. His legal practice prior to his time at TherapeuticsMD included long-term portfolio strategy and management, patent preparation and prosecution, contract negotiation and drafting, life-cycle management, and Hatch-Waxman matters. After law school, he took a position at Greenberg Traurig, LLP in August 2005. In March of 2009, he moved to Luce Forward Hamilton & Scripps. Mr. Walker accepted an in-house position as Intellectual Property Counsel for Medicis Pharmaceutical Corp. in June 2011, which was acquired by Valeant Pharmaceutical International, Inc. in December 2012. In February 2013, Mr. Walker accepted a position at Kilpatrick Townsend & Stockton, but chose to move in-house again in June 2013, when he accepted a position at our Company. Mr. Walker graduated from Arizona State University Sandra Day O’Connor College of Law with his J.D. in 2004, and an LL.M. in Intellectual Property Law at The George Washington University Law School in 2005. He holds a Master’s Degree in Molecular Biology and a B.S. degree, both earned from Brigham Young University.

Joseph Ziegler has served as Principal Financial and Accounting Officer of our company since August 2023 and has served as founder and chief executive officer of JZ Advisory Group, a consulting company largely focused on providing fractional CFO and outsourced accounting services to middle-market and entrepreneurial businesses, since January 2022. He previously served as the Chief Financial Officer of DAS Health, a private equity owned provider of IT Services to healthcare providers, from April 2021 to December 2021 and as the Chief Financial Officer of Encompass Onsite, a provider of end-to-end property solutions, from November 2018 to February 2021. Prior to joining Encompass, he held multiple roles as a CFO in the healthcare industry, including private equity backed specialty pharmacy Biomatrix and Novis Pharmaceuticals. Mr. Ziegler was a director of Progressive Care Inc. from December 2021 until October 2024. He earned his B.S. in Finance and an M.B.A. from Florida Atlantic University.

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CORPORATE GOVERNANCE

Director Independence

Since October 9, 2017, our common stock has been listed on the Nasdaq Global Select Market of the Nasdaq Stock Market LLC, or Nasdaq, under the symbol “TXMD.” From April 23, 2013 to October 6, 2017, our common stock was listed on the NYSE American under the symbol “TXMD.” Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors.

Our Board of Directors has affirmatively determined, after considering all the relevant facts and circumstances, that each of Dr. Gail Naughton, and Messrs. Tommy G. Thompson, Cooper C. Collins and Justin Roberts is an independent director, as “independence” is defined under the applicable rules and regulations of the SEC and the listing standards of Nasdaq, and does not have a relationship with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us) that would interfere with their exercise of independent judgment in carrying out their responsibilities as directors. Accordingly, a majority of our directors are independent, as required under the applicable Nasdaq rules. There are no family relationships among any of our directors or officers.

Committee Charters, Corporate Governance, and Code of Ethics

Our Board of Directors has adopted charters for the Audit and Compensation Committees describing the authority and responsibilities delegated to each committee by our Board of Directors. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Conduct and Ethics, and a Code of Ethics for the Chief Executive Officer and senior financial officers of our Company. We post on our website, at www.therapeuticsmd.com, the charters of our Audit and Compensation Committees; our Corporate Governance Guidelines, Code of Conduct and Ethics, and Code of Ethics for the Chief Executive Officer and senior financial officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by the SEC or Nasdaq. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement.

Executive Sessions

We regularly schedule executive sessions in which non-employee directors will meet without the presence or participation of management, with at least one of such sessions including only independent directors. Mr. Thompson, as the Chairman of our Board of Directors, chairs the executive sessions.

Board Committees

Our Board of Directors has an Audit Committee and a Compensation Committee, each consisting entirely of independent directors.

Given the relatively small size of our Board of Directors and the desire to involve the entire Board of Directors in nominating decisions, we have elected to no longer have a separate Nominating Committee. Since we do not have a Nominating Committee, our independent directors, who currently constitute all of the Board of Directors, determine the director nominees. Our Board of Directors may employ a variety of methods for identifying and evaluating director nominees. If vacancies are anticipated or arise, our Board of Directors considers various potential candidates who may come to their attention through current Board members, professional search firms, stockholders or other persons. These candidates may be evaluated by our Board of Directors at any time during the year.

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In evaluating a director candidate, our Board of Directors will review their qualifications including capability, availability to serve, conflicts of interest, general understanding of business, understanding of our business and technology, educational and professional background, personal accomplishments and other relevant factors. Our Board of Directors has not established any specific qualification standards for director nominees, and we do not have a formal diversity policy relating to the identification and evaluation of nominees for director, although from time to time the Board of Directors may identify certain skills or attributes as being particularly desirable to help meet specific needs that have arisen. Our Board of Directors may also interview prospective nominees in person or by telephone. After completing this evaluation, the Board of Directors will determine the nominees. The Board has not adopted a formal process for considering director candidates who may be recommended by stockholders. However, our policy is to give due consideration to any and all such candidates.

Audit Committee
Members Cooper C. Collins, Chair Justin Roberts Tommy G. Thompson

The purpose of the Audit Committee is to oversee our financial and reporting processes and the audits of our financial statements and to provide assistance to our Board of Directors with respect to its oversight of the integrity of our financial statements, our Company’s compliance with legal and regulatory matters, the independent registered public accountant’s qualifications and independence, and the performance of our independent registered public accountant. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our accounting and financial reporting process and audits of our financial statements on behalf of our Board of Directors. The Audit Committee also selects the independent registered public accountant to conduct the annual audit of our financial statements; reviews the proposed scope of such audit; reviews accounting and financial controls with the independent registered public accountant and our financial accounting staff; and reviews and approves any transactions between us and our directors, officers, and their affiliates.

The Audit Committee currently consists of Messrs. Collins, Thompson and Roberts, each an independent director of our Company under the listing standards of Nasdaq as well as under applicable rules and regulations of the SEC, with Mr. Collins serving as Chair. Our Board of Directors has determined that Mr. Thompson (whose background is detailed above) qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC.

Compensation Committee
Members Gail Naughton, Chair Cooper C. Collins Justin Roberts

The purpose of the Compensation Committee includes, among other things, determining, or recommending to our Board of Directors for determination, the compensation of our Chief Executive Officer and other executive officers and directors, and discharging the responsibilities of our Board of Directors relating to our compensation programs. Pursuant to its charter, the Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Compensation Committee. The Compensation Committee currently consists of Dr. Naughton and Messrs. Collins and Roberts, each an independent director of our Company under the listing standards of Nasdaq as well as under applicable rules and regulations of the SEC, with Dr. Naughton serving as Chair.

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Board’s Role in Risk Oversight

Risk is inherent in every business. As is the case in virtually all businesses, we face a number of risks, including operational, economic, financial, legal, regulatory, and competitive risks. Our management is responsible for the day-to-day management of the risks we face. Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.

Our Board of Directors’ involvement in our business strategy and strategic plans plays a key role in its oversight of risk management, its assessment of management’s risk appetite, and its determination of the appropriate level of enterprise risk. Our Board of Directors receives updates at least quarterly from senior management and periodically from outside advisors regarding the various risks we face, including operational, cybersecurity and information technology, economic, financial, legal, regulatory, and competitive risks. Our Board of Directors also reviews the various risks we identify in our filings with the SEC as well as risks relating to various specific developments, such as debt and equity issuances.

The committees of our Board of Directors assist our Board of Directors in fulfilling its oversight role in certain areas of risks. The Audit Committee oversees the financial and reporting processes of our Company and the audit of the financial statements of our Company and provides assistance to our Board of Directors with respect to the oversight and integrity of the financial statements of our Company, our Company’s compliance with legal and regulatory matters, the independent auditor’s qualification and independence, and the performance of our independent auditor. The Audit Committee also receives reports regarding our compliance program and our cybersecurity and information technology programs. The Compensation Committee considers the risks that our compensation policies and practices may have in attracting, retaining, and motivating valued employees and endeavors to assure that it is not reasonably likely that our compensation plans and policies would create undue risk or have a material adverse effect on our Company.

Board Diversity

We seek diversity in experience, viewpoint, education, skill, and other individual qualities and attributes to be represented on our Board of Directors. We believe directors should have various qualifications, including individual character and integrity; business experience and leadership ability; strategic planning skills, ability, and experience; requisite knowledge of our industry and finance, accounting, and legal matters; communications and interpersonal skills; and the ability and willingness to devote time to our Company. We also believe the skill sets, backgrounds, and qualifications of our directors, taken as a whole, should provide a significant mix of diversity in personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities. Nominees are not to be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis prohibited by law. The assessment of directors is made in the context of the perceived needs of our Board of Directors from time to time.

All of our directors have held high-level positions in business or professional service firms and have experience in dealing with complex issues. We believe that all of our directors are individuals of high character and integrity, are able to work well with others, and have committed to devote sufficient time to the business and affairs of our Company. In addition to these attributes, the description of each director’s background set forth above indicates the specific experience, qualifications, and skills necessary to conclude that each individual should continue to serve as a director of our Company.

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The Board Diversity Matrix set forth below reports self-identified diversity statistics for our Board of Directors in the format required by Nasdaq’s rules.

Board Diversity Matrix for TherapeuticsMD, Inc. (As of April 19, 2024)
Board size:
Total number of directors			4
Gender:	Female	Male	Non-Binary	Did not Disclose Gender
Directors	1	3	0	0
Number of Directors who identify in any of the categories below:
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	3	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+			0
Did Not Disclose Demographic Background			0
Board Leadership Structure

We believe that effective board leadership structure depends on the experience, skills, and personal interaction among persons in leadership roles as well as the needs of our Company at any point in time. We currently maintain separate roles between the Chief Executive Officer and the Chairman of the Board of Directors in recognition of the differences between the two responsibilities. Our Chief Executive Officer is responsible for setting our strategic direction and day-to-day leadership and performance of our Company. The Chairman of the Board of Directors provides input to the Chief Executive Officer, sets the agenda for board meetings, and presides over meetings of the full Board of Directors as well as executive sessions of our Board of Directors. Our Board of Directors believes that our current leadership structure provides the most effective leadership model for our Company, as it promotes balance between the Board of Directors’ independent authority to oversee our business and the Chief Executive Officer and his management team, which manage the business on a day-to-day basis.

Compensation Committee Interlocks and Insider Participation

During our fiscal year ended December 31, 2023, Dr. Naughton and Messrs. Collins and Roberts served as members of the Compensation Committee.

None of Dr. Naughton and Messrs. Collins and Roberts have been at any time one of our officers or employees or had any relationship with us that requires disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

During the fiscal year ended December 31, 2023, none of our executive officers served on the compensation committee or board of directors of any entity whose executive officers serve as a member of our Board of Directors or Compensation Committee.

Compensation Recovery Policy

In 2023, we adopted a policy on recoupment of incentive compensation, or clawback policy, which provides for recoupment of compensation in certain circumstances in the event of a restatement of our financial results, in accordance with the requirements of SEC rules and Nasdaq listing standards implementing the requirement of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”).

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Anti-Hedging and Anti-Pledging Policy

In April 2020, the Board of Directors amended the Company’s Code of Conduct and Ethics to include a policy regarding hedging and pledging transactions. Pursuant to the policy, directors, officers, and employees are prohibited from: (1) directly or indirectly engaging in any hedging transactions with respect to any directly or indirectly owned securities of the Company, which includes the purchase of any financial instrument (including puts, calls, equity swaps, forward contracts, collars, exchange funds or other derivative securities) on an exchange or in any other market in order to hedge or offset any decrease in the market value of such securities; (2) engaging in short sale transactions or forward sale transactions or any short-term or speculative transactions in the Company’s securities or in other transactions in the Company’s securities that may lead to inadvertent violations of insider trading laws; and (3) pledging securities of the Company as collateral for a loan or otherwise using securities of the Company to secure a debt, including through the use of traditional margin accounts with a broker.

Board and Committee Meetings

Our Board of Directors held a total of twenty-three (23) meetings during the fiscal year ended December 31, 2023. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors and (ii) the total number of meetings held by all committees of our Board of Directors on which such director was a member.

During the fiscal year ended December 31, 2023, the Audit Committee held four (4) meetings and the Compensation Committee held one (1) meeting.

Annual Meeting Attendance

We encourage our directors to attend each annual meeting of stockholders. All of our directors virtually attended the 2023 annual meeting of stockholders.

Communications with Directors

Stockholders may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to our Board of Directors of TherapeuticsMD, Inc. at the address set forth in this proxy statement c/o any specified individual director or directors. Any such letters are forwarded to the indicated directors. In addition, at the request of the Board of Directors, communications that do not directly relate to our Board of Directors’ duties and responsibilities as directors will be excluded from distribution. Such excluded items include, among others, “spam,” advertisements, mass mailings, form letters, and email campaigns that involve unduly large numbers of similar communications; solicitations for goods, services, employment or contributions; and surveys. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will also be screened for omission. Any excluded communication will be made available to any director upon his or her request.

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EXECUTIVE COMPENSATION

Our Board of Directors has appointed a Compensation Committee, consisting of independent members of our Board of Directors, to review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, or CEO, evaluate the performance of our CEO on achieving those goals and objectives, and determine or recommend to our Board of Directors the compensation of our CEO based on this evaluation. The Compensation Committee also recommends to our Board of Directors, or as directed by our Board of Directors, determines and approves, the compensation of our other executive officers. The Compensation Committee makes every effort to ensure our executive compensation program is consistent with our values and is aligned with our business strategy and corporate goals.

For 2023, our named executive officers, or NEOs, were:

•   Marlan Walker, CEO

•   Joseph Ziegler, Principal Financial and Accounting Officer

•   Michael Donegan, Former Principal Financial and Accounting Officer

In connection with the Company’s transformation into a pharmaceutical royalty company, the termination of our executive management team (except for Mr. Marlan Walker, our former General Counsel and current Chief Executive Officer) and all other employees was completed by December 31, 2022. Subsequent to these departures, Mr. Donegan, the former interim chief financial officer of the Company, continued to serve as the Company’s Principal Financial and Accounting Officer pursuant to a consulting agreement until such time as Mr. Donegan transitioned his role to a third-party provider. On August 17, 2023, Mr. Donegan resigned as Principal Financial and Accounting Officer and Mr. Ziegler succeeded Mr. Donegan as Principal Financial and Accounting Officer as of the date of Mr. Donegan’s resignation. As of December 31, 2023, we employed one full-time employee primarily engaged in an executive position. Severance obligations for terminated executive officers were paid in accordance with their employment agreements and separation agreements as previously disclosed.

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Fiscal Year 2023 Summary Compensation Table

The following table lists the compensation of our NEOs for the years provided. The following information includes the dollar value of salaries, bonus awards, the number of awards granted, non-equity incentive plan compensation, and certain other compensation, if any.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards(1) ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)		Total ($)
Marlan D. Walker	2023	476,462		176,535	(4)	358,400	(5)	—	—	8,420	(6)	1,019,817
Chief Executive Officer	2022	424,500		207,500	(4)	292,656	(5)	—	622,500	26,224	(6)	1,573,380
Joseph Ziegler(3)	2023	52,900	(7)	—		30,000	(10)	—	—	—		82,900
Principal Financial and Accounting Officer
Michael Donegan(3)	2023	532,086		160,500	(4)	296,000	(8)	—	—	333,909	(9)	1,286,663
Former Interim Chief Financial Officer	2022	307,308		90,000	(4)	135,072	(8)	—	363,000	18,860	(9)	914,240

(1)     Represents the grant date fair value of restricted stock units (RSUs) and performance restricted stock units (PSUs) granted. The number of PSUs represents the maximum number of PSUs that may vest. The actual number of PSUs that will vest will depend on the Company’s achievement of certain performance goals.

(2)     Amounts in this column represent the amounts earned and payable under our annual performance-targeted incentive plan, which were earned and payable during the indicated fiscal year but portions of which may not have been paid until after the end of indicated fiscal year.

(3)     On August 15, 2023, we entered a master services agreement (the “Master Services Agreement”) with JZ Advisory Group (“JZ Advisory”), pursuant to which Joseph Ziegler would serve as our Principal Financial and Accounting Officer. On August 17, 2023, Mr. Donegan ceased serving as the Principal Financial and Accounting Officer of the Company and Mr. Ziegler began serving as Principal Financial and Accounting Officer of the Company.

(4)     Amounts represent retention bonuses.

(5)     For 2023, the amount represents (i) 70,000 RSUs with a grant date fair value of $358,400. For 2022, the amount represents (i) 5,200 PSUs with a grant date fair value of $179,400 and (ii) 5,200 RSUs with a grant date fair value of $113,256.

(6)     For 2023, other compensation paid was related to (i) employer match to 401(k) plan of $2,000 and (ii) health and welfare benefits paid by the Company. For 2022, other compensation paid was related to (i) employer match to 401(k) plan of $2,000 and (ii) health and welfare benefits paid by the Company.

(7)     For 2023, the amount represents the fixed fee paid to JZ Advisory in accordance with the Master Services Agreement.

(8)     For 2023, the amount represents 60,000 RSUs with a grant date fair value of $296,000. For 2022, the amount represents (i) 2,400 PSUs with a grant date fair value of $82,800 and (ii) 4,200 RSUs with a grant date fair value of $52,272.

(9)     For 2023, other compensation paid was related to (i) severance of $298,077 and (ii) health and welfare benefits paid by the Company. For 2022, other compensation paid was related to (i) employer match to 401(k) plan of $2,000 and (ii) health and welfare benefits paid by the Company.

(10)   For 2023, the amount represents 7,500 RSUs with a grant date fair value of $30,000.

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Outstanding Equity Awards at Fiscal Year-End 2023

The following tables set forth information with respect to outstanding equity-based awards held by our NEOs at December 31, 2023.

Name	Equity Award Date	Option Awards
		Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date
		Exercisable (#)	Unexercisable (#)
Marlan D. Walker	06/05/2014	5,900	—	201.00	06/05/2024
	11/21/2014	2,000	—	200.50	11/21/2024
	07/30/2019	4,000	—	109.00	07/30/2029
Joseph Ziegler	—	—	—	—	—
Michael Donegan	08/28/2019	2,400	—	136.50	08/28/2029
Name	Equity Award Date	Stock Awards
					Equity Incentive Plan Awards
		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Marlan D. Walker	07/01/2021	1,155	(2)	2,599	3,467	(3)	7,801
	09/29/2021	385	(4)	866	—		—
	03/23/2022	3,466	(5)	7,799	—		—
	03/31/2022	—		—	5,200	(6)	11,700
Joseph Ziegler	08/17/2023	7,500	(7)	16,875	—		—

(1)     The amounts in this column are based on the closing price of our common stock on December 29, 2023 of $2.25.

(2)     The amount reflects RSUs that vested in July 2024.

(3)     The amount reflects the base number of PSUs that may vest. The actual number of PSUs that will vest will be between zero and two times the base number depending on the Company’s achievement of certain (i) revenue goals for 2023 or (ii) revenue CAGR targets from 2021 to 2023.

(4)     The amount reflects RSUs that vested in September 2024.

(5)     1,733 of the RSUs vested in March 2024 and the remaining 1,733 RSUs will vest in March 2025.

(6)     The amount reflects the base number of PSUs that may vest. The actual number of PSUs that will vest will be between zero and two times the base number, depending on the total shareholder return milestone achieved. The performance measurement period is from April 1, 2022 to March 31, 2025.

(7)     The amount reflects RSUs that vested on the one year anniversary of the equity award date.

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Post-Employment Compensation

Pension Benefits

We do not offer any defined benefit pension plans for any of our employees. We no longer have a 401(k) plan in which employees may participate.

Other Compensation

Mr. Walker is eligible to participate in our employee benefit plans, including medical and dental plans. Should we decide to hire other employees, these plans do not discriminate in favor of executive officers and would be available to any potential employee. It is generally our policy to not extend significant perquisites to executives that are not broadly available to our other employees. In designing these elements, we seek to provide an overall level of benefits that is competitive with that offered by similarly situated companies in the markets in which we operate based upon our general understanding of industry practice. These benefits are not considered in determining the compensation of our executive officers.

Employment Agreement

Marlan D. Walker has an amended and restated employment agreement, as amended (the “Walker Employment Agreement”), with the Company that commenced on December 18, 2018, and was amended twice effective October 15, 2021 and December 30, 2022. The Walker Employment Agreement provides that we will continue to employ Mr. Walker, and Mr. Walker will continue to serve the Company, unless sooner terminated pursuant to the terms of the Walker Employment Agreement. The Walker Employment Agreement provides for: (i) a base salary of $428,000 per year until April 15, 2023; thereafter, a base salary of $500,000 per year and a lump-sum bonus payment of $20,909, which was paid in April 2023 (ii) an annual short-term incentive compensation of 50% of salary, at the discretion of our Board of Directors, and (iii) 70,000 RSUs vesting on June 30, 2023. Mr. Walker will receive employee benefits, vacation, and other perquisites as may be determined from time to time.

Conditions of termination call for (i) termination immediately upon death, (ii) termination upon a disability in which Mr. Walker is unable to perform his duties for more than six consecutive months, (iii) voluntary termination without good reason by Mr. Walker with prior notice, (iv) involuntary termination by our Company without good cause, (v) termination for good cause, and (vi) termination for good reason wherein Mr. Walker will have 90 days from the date of occurrence of a condition giving rise to good reason to provide a notice of termination of his employment with the Company, which will be effective 31 days after we receive notice and the criteria remains uncorrected.

Master Services Agreement

We entered into the Master Services Agreement with JZ Advisory that commenced on August 15, 2023, pursuant to which, among other things, JZ Advisory will serve as an independent consultant for the purpose of providing the Company with certain support services, including the services of Mr. Ziegler as the Company’s Principal Financial Officer.

The Company agreed to pay JZ Advisory $10,000 a month for the services provided under the Master Services Agreement during the third quarter of 2023, which monthly rate will continue until the parties negotiate a future retainer amount. Mr. Ziegler was also granted 7,500 restricted stock units, which vest on the earlier of one year from the date of grant or upon a change of control. The Master Services Agreement will continue through the third anniversary of the Effective Date, unless earlier terminated (the “Term”). The Term will automatically be extended for successive one-year periods unless either party provides written notice of non-extension no less than thirty (30) days in advance. The Master Services Agreement may be terminated pursuant to its terms. The Master Services Agreement contains certain covenants and agreements of the parties, including certain indemnification obligations of each party.

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Potential Payments Upon Termination or Change in Control

We have employment agreements with certain of our executive officers as described above. The arrangements reflected in these employment agreements are designed to encourage the officers’ full attention and dedication to our Company currently and, in the event of any proposed change in control, provide these officers with individual financial security. The employment agreements provide for specified payments and benefits by us to our executive officers only upon a qualifying termination of employment as described below.

Termination by Us Without Good Cause or by Executive with Good Reason — No Change in Control

Under the Walker Employment Agreement, for Mr. Walker, in the event of termination of the executive’s employment without “cause” (referred to as “good cause” in the Walker Employment Agreement) or resignation by the executive for “good reason” (as each term is defined in the Walker Employment Agreement), he would be entitled to, subject to his signing and not revoking a full and complete release of all claims against the Company and its affiliates, (i) the sum of his salary, payable on a biweekly basis ratably over eighteen (18) months, and one and one half times (1.5x) his target annual incentive compensation for the fiscal year in which such termination of employment occurs, (ii) a continuation of welfare benefits for a period of two years after such termination, (iii) COBRA benefits for a period of twenty-four (24) months following such termination, (iv) payment for any annual short-term incentive compensation earned for the calendar year immediately preceding the calendar year of such termination, (v) unpaid accrued base salary and unused vacation pay through the termination date, and (vi) amounts accrued but unpaid at the time of termination. Furthermore, the above obligations of the Company are subject to the executive complying with a non-solicitation agreement of employees and customers, and a non-competition agreement.

Termination or Resignation in Connection with a Change in Control

In the event of termination of Mr. Walker’s employment without “good cause” or resignation by the executive for “good reason” in the 12 months following a change in control, Mr. Walker would have all the benefits and obligations for termination without a change in control, except that he would receive the sum of his salary and continuation of welfare benefits for 18 months and would receive 150% of his targeted annual bonus award.

Termination by Reason of Death or Disability

For Mr. Walker, in the event of termination of the executive’s employment by reason of his death or “disability” (as such term is defined in the Walker Employment Agreement), in addition to those payments and benefits provided to salaried employees generally, including amounts accrued but unpaid at the time of termination, he would be entitled to (i) pro-rated target annual incentive compensation for the fiscal year in which such termination of employment occurs, payable in a lump sum, subject to the executive’s signing and not revoking a full and complete release of all claims against the Company and its affiliates in the event of a disability, (ii) immediate vesting of all outstanding equity awards that vest solely on the passage of time, (iii) accrued but unused vacation pay through the termination date, payable in a lump sum, and (iv) all other rights and benefits the executive is vested in, pursuant to other plans and programs of our Company.

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Termination by the Executive Without Good Reason

The table below reflects the amount of compensation to Marlan Walker, the only NEO currently employed by the Company, assuming termination of such executive’s employment without cause or for good reason or following a change in control of our Company on December 31, 2023. Other than as set forth below, no amounts will be paid to our NEOs in the event of termination.

Marlan Walker

Executive Benefits and Payments	Termination Without Good Cause or with Good Reason (Not in Connection with a Change in Control) ($)		Termination Without Good Cause or with Good Reason Following a Change in Control ($)		Termination by Reason of Death or Disability ($)
Cash severance	1,233,500	(1)	1,233,500	(2)	250,000	(3)
Equity awards(4)	30,765		30,765		30,765

(1)     Consists of payments due to executive for (i) 18 months of his then current salary, (ii) 150% target annual incentive compensation, (iii) health and welfare benefits for 24 months, (iv) unused PTO, and (v) any annual short-term incentive compensation earned from the prior year that had not yet been paid by the Company.

(2)     Consists of payments due to executive for (i) 18 months of his then current salary, (ii) 150% target annual incentive compensation, (iii) unused PTO, and (iv) any annual short-term incentive compensation earned from the prior year that had not yet been paid by the Company.

(3)     Represents full annual incentive compensation that would be prorated based on termination date.

(4)     Represents the value of unvested equity awards that would become fully vested. The value is calculated by multiplying the number of shares underlying each accelerated award by the per share closing price of the common stock on December 29, 2023.

Nonqualified Defined Contribution and Nonqualified Deferred Compensation

We do not offer any nonqualified defined contribution plans or nonqualified deferred compensation plans for any of our NEOs.

Limitation of Directors’ Liability; Indemnification of Directors, Officers, Employees, and Agents

Our Amended and Restated Articles of Incorporation and bylaws, each as amended, provide that we may indemnify to the full extent of our power to do so, all directors, officers, employees, and/or agents. The effect of this provision in the Amended and Restated Articles of Incorporation, as amended, is to eliminate the rights of our Company and our stockholders, either directly or through stockholders’ derivative suits brought on behalf of our Company, to recover monetary damages from a director for breach of the fiduciary duty of care as a director except in those instances described under Nevada law.

Insofar as indemnification by our Company for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to officers and directors of our Company pursuant to the foregoing provisions or otherwise, we are aware that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Pay vs. Performance Comparison

As required by Item 402(v) of Regulation S-K, the information below reflects the relationship between executive compensation actually paid by us to our PEOs, as principal executive officer, and other non-CEO NEOs (“Other NEOs”) and our financial performance for the years ended December 31, 2021, 2022 and 2023. The disclosure included in this section is required by SEC rules and does not necessarily align with how the Company or the Compensation Committee views the link between the Company’s performance and the compensation of its NEOs.

The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years presented.

The following table sets forth information regarding actual compensation paid to our PEOs and Other NEOs for service during each of the last three completed fiscal years, as applicable.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Year(1)	Summary Compensation Table Total for Robert G. Finizio(2)	Compensation Actually paid to Robert G. Finizio(3)	Summary Compensation Table Total for Hugh O’Dowd(2)	Compensation Actually paid to Hugh O’Dowd(3)	Summary Compensation Table Total for Brian Bernick(2)	Compensation Actually paid to Brian Bernick(3)	Summary Compensation Table Total for Mark Glickman(2)	Compensation Actually paid to Mark Glickman(3)	Summary Compensation Table Total for Marlan Walker(2)	Compensation Actually paid to Marlan Walker(3)
2023	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$1,019,817	$888,913
2022(7)	N/A	N/A	$3,664,308	$419,883	$1,624,016	$1,143,643	$1,428,728	$975,497	$1,573,380	$1,167,185
2021	$7,047,652	$2,624,921	$4,934,995	$3,080,095	N/A	N/A	N/A	N/A	N/A	N/A
(l)	(m)	(n)	(o)	(p)
Year	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(4)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(5)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(6)	Net Income (in thousands)
2023(1)	$684,782	$678,220	$3.72	$(10,278)
2022(1)	$561,065	$426,954	$9.24	$111,997
2021(1)	$1,848,103	$527,723	$29.75	$(172,415)

(1)       During 2023, our Chief Executive Officer was Marlan Walker. During 2022, our Chief Executive Officers were Hugh O’Dowd, Brian Bernick, Mark Glickman and Marlan Walker. During 2021, our Chief Executive Officers were Robert G. Finizio and Hugh O’Dowd. During 2023 our remaining NEOs consisted of Joseph Ziegler and Michael Donegan. During 2022 our remaining NEOs consisted of Michael Donegan and James C. D’Arecca. During 2021, our remaining NEOs consisted of James D’Arecca, Marlan Walker, John C.K. Milligan IV and Edward Borkowski.

(2)       The dollar amounts reported in columns (b), (d), (f), (h) and (j) represent the amount of total compensation reported for Mr. Finizio, Mr. O’Dowd, Dr. Bernick, Mr. Glickman and Mr. Walker (collectively, our “PEOs”) for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year. During 2021, Mr. Walker served as our General Counsel and his compensation for 2021 is, therefore, included with the amounts reflected for the our other non-PEO NEOs in columns (m) and (n) in the table above.

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(3)       The dollar amounts reported in columns (c), (e), (g), (i) and (k) represent the amount of “compensation actually paid” to our PEOs, as computed in accordance with Item 402(v) of Regulation S-K, for each covered fiscal year. The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to the PEOs during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the total compensation for 2023 to determine the “compensation actually paid” to our PEOs for such fiscal year:

Adjustments to Determine Compensation “Actually Paid” for CEO	Marlan Walker 2023
Summary Compensation Table – Total Compensation	$1,019,817
Deduction for Amounts Reported under the “Stock Awards” Column in the Summary Compensation Table	(358,400)
Deduction for Amounts Reported under the “Option Awards” Column in the Summary Compensation Table	—
Increase for fair value of awards granted during the year that remain unvested as of year-end	—
Increase for fair value of awards granted during the year that vested during the year	288,400
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted in prior year that were outstanding and unvested as of year-end	(45,668)
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted in prior year that vested during the year	(15,236)
Decrease for change in fair value from prior year-end to vesting date of awards granted in prior year that were forfeited during the year	—
Increase based upon incremental fair value of awards modified during year	—
Increase based on dividends or other earnings paid during year prior to vesting date of award	—
Total Adjustments to Summary Compensation	(130,904)
Total Compensation Actually Paid	888,913

(4)       The dollar amounts reported in column (m) represent the average amount of total compensation reported for our NEOs as a group (excluding our PEOs) for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year.

(5)       The dollar amounts reported in column (n) represent the average amount of “compensation actually paid” to our NEOs as a group (excluding our PEOs), as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. The dollar amounts do not reflect the actual average amount of compensation earned or received by or paid to our NEOs as a group (excluding our PEOs) during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for 2023 to determine the “compensation actually paid” to our NEOs as a group (excluding our PEOs) for such fiscal year:

Adjustments to Determine Compensation “Actually Paid” for Other NEOs	2023
Summary Compensation Table – Total Compensation	684,782
Deduction for Amounts Reported under the “Stock Awards” Column in the Summary Compensation Table	(163,000)
Deduction for Amounts Reported under the “Option Awards” Column in the Summary Compensation Table	—
Increase for fair value of awards granted during the year that remain unvested as of year-end	8,438
Increase for fair value of awards granted during the year that vested during the year	148,000
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted in prior year that were outstanding and unvested as of year-end	—
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted in prior year that vested during the year	—
Decrease for change in fair value from prior year-end to vesting date of awards granted in prior year that were forfeited during the year	—
Increase based upon incremental fair value of awards modified during year	—
Increase based on dividends or other earnings paid during year prior to vesting date of award	—
Total Adjustments to Summary Compensation	(6,562)
Total Compensation Actually Paid	$678,220

(6)       Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2020 in our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.

(7)       With respect to 2022, the Summary Compensation Table total as well as the Compensation Actually Paid for Mr. Walker and for Mr. Donegan, as reflected in the Compensation Actually Paid for the Other NEOs, have been updated to reflect the inadvertent exclusion of bonuses (Mr. Walker, $155,625 and Mr. Donegan, $67,500) paid in January 2023 that related to 2022 performance.

23

Analysis of Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.

Compensation Actually Paid and Net Income

Compensation Actually Paid vs. Net Income
Compensation Actually Paid to Mr. O'Dowd
Compensation Actually Paid to Mr. Bernick
Compensation Actually Paid to Mr. Glickman
Compensation Actually Paid to Mr. Finizio
Compensation Actually Paid to Mr. Walker
Average Compensation Actually Paid to Non-PEO NEO's
Net income (Loss)
Compensation Actually Paid ($000)
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
$150,000
$100,000
$50,000
$0
-$50,000
-$100,000
-$150,000
-$200,000
Net Income ($000)
$3,080
$2,625
$(172,415)
$528
$420
$1,144
$975
$1,167
$427
$111,997
$889
$678
$(10,278)
2021
2022
2023

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Compensation Actually Paid and Company TSR

Compensation Actually Paid vs. TSR
Compensation Actually Paid to Mr. O'Dowd
Compensation Actually Paid to Mr. Bernick
Compensation Actually Paid to Mr. Glickman
Compensation Actually Paid to Mr. Finizio
Compensation Actually Paid to Mr. Walker
Average Compensation Actually Paid to Non-PEO NEO's
Total Shareholder Return
Compensation Actually Paid ($000)
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
$3,080
$2,625
$30
$528
$420
$1,144
$975
$9
$1,167
$427
$4
$889
$678
2021
2022
2023
Value of Initial $100 Investment (TSR)
$50
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0

All information provided above under the “Pay vs. Performance Comparison” heading will not be deemed to be incorporated by reference into any of TherapeuticsMD’s filings under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent TherapeuticsMD specifically incorporates such information by reference.

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EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2023, the following table shows the number of securities to be issued upon exercise of outstanding options under equity compensation plans approved by our stockholders, which plans do not provide for the issuance of warrants or other rights.

Plan Name	(a) Number of Securities to be Issued Upon				(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Columns (a))(2) (#)
	Exercise of Outstanding Options (#)	Vesting and Settlement of Restricted Stock Units (“RSUs”) (#)	Vesting and Settlement of Performance Stock Units (“PSUs”)(1) (#)	(b) Weighted- Average Exercise Price of Outstanding Options ($)
Equity Compensation Plans Approved by Stockholders
2019 Plan	19,820	39,518	14,475	120.71	395,000
2012 Plan	7,300	—	—	309.77	—
2009 Plan	45,460	—	—	310.43	—
Equity Compensation Plans Not Approved by Stockholders
None	—	—	—	—	—

(1)     The actual number of PSUs that will vest will be between zero and 14,475 depending on the Company’s achievement of certain performance goals.

(2)     The number of remaining shares of common stock available for future issuance is based on an assumption that the maximum performance goals for PSUs were achieved, where applicable.

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CERTAIN TRANSACTIONS AND RELATIONSHIPS

Policy Relating to Related Party Transactions

We have a policy that we will not enter into any material transaction in which a director or officer has a direct or indirect financial interest unless the transaction is determined by our Board of Directors to be fair to us or is approved by a majority of our disinterested directors or by our stockholders, as provided for under Nevada law. Generally, our Board of Directors as a whole, other than an affected director, if applicable, determines whether a director or officer has a direct or indirect (i.e., any) financial interest in a transaction deemed material based upon our Code of Conduct and Ethics and Nevada law. From time to time, our Audit Committee, in accordance with its charter, will also review potential conflict of interest transactions involving members of our Board of Directors and our executive officers. The policy with respect to such transactions is provided in our Company’s Code of Conduct and Ethics.

Related Party Transactions

Other than compensation arrangements, we describe below transactions and series of similar transactions, since January 1, 2022, to which we were a party or will be a party, in which:

•   the amounts involved exceeded or will exceed $120,000; and

•   any of our directors, executive officers, or holders of more than 5% of our voting securities, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our directors and NEOs are described elsewhere in this proxy statement.

Agreements with Rubric Capital Management LP

On August 23, 2022, we appointed Mr. Justin Roberts as a director to fill a newly created vacancy on the Board of Directors. As a director of the Company, Mr. Roberts is entitled to receive compensation in the same manner as our other non-employee directors, but he has elected not to receive any compensation for his service as a non-employee director at this time. Mr. Roberts currently serves as a Partner of Rubric. On July 29, 2022, September 30, 2022, October 28, 2022 and May 1, 2023, we entered into subscription agreements with Rubric. On December 30, 2022, and in accordance with the terms of the Certificate of Designation, the Company redeemed all 29,000 outstanding shares of the Company’s Series A Preferred Stock from Rubric at a purchase price of $1,333 per share. The Company also paid certain affiliates of Rubric approximately $3.0 million as a make-whole payment pursuant to the subscription agreements previously entered into between the Company and Rubric. On June 29, 2023, we issued and sold 312,525 shares of Common Stock to Rubric at a price per share equal to $3.6797 pursuant to the subscription agreement and received gross proceeds of $1.15 million before expenses. On November 15, 2023, Rubric drew down an additional 877,192 shares of Common Stock at a price per share equal to $2.2761. We received gross proceeds of $2.0 million from the drawdown before expenses.

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DIRECTOR COMPENSATION

We compensate our non-employee directors with a combination of cash and equity. Our Board of Directors receives the following cash compensation for their service: each director receives an annual cash retainer of $57,500; the chairperson of the Board receives an additional $22,500 annual cash retainer; the chairperson of our Audit Committee receives an annual cash retainer of $30,000 and the other members of the Audit Committee receive an annual cash retainer of $15,000; the chairperson of the Compensation Committee receives an annual cash retainer of $20,000 and the other members of the Compensation Committee receive an annual cash retainer of $12,000; and the chairperson of each of our other committees receives an annual cash retainer of $12,500 and the other members receive an annual cash retainer of $7,500. We also reimburse our directors for reasonable expenses related to attendance at Board of Directors and committee meetings. In addition, each director received an annual award of 8,500 restricted stock units, with the exception of Mr. Roberts. All restricted stock units granted to our directors in 2023 represent a contingent right to receive one share of common stock and will vest on the one year anniversary of the date of grant. We do not pay our directors per meeting fees.

The following table and accompanying footnotes detail compensation paid to our directors for services rendered for the year ended December 31, 2023. Mr. Roberts is entitled to receive compensation in the same manner as our other non-employee directors, but he has elected not to receive any compensation for his service as a non-employee director at this time.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	All Other Compensation ($)	Total ($)
Tommy G. Thompson	160,000	33,745	—	193,745
Cooper C. Collins	99,500	33,745	—	133,245
Gail Naughton, Ph.D.	77,500	33,745	—	111,245
Justin Roberts	—	—	—	—

(1)     As of December 31, 2023, each of the directors listed in the “Director Compensation” table had the following awards outstanding:

Name	Option Awards (#)	Stock Awards (#)
Tommy G. Thompson	20,400	42,675
Cooper C. Collins	9,900	13,500
Gail Naughton, Ph.D.	—	13,500
Justin Roberts	—	—

The stock awards listed above include 34,175, 5,000 and 5,000 restricted stock units that were vested but not settled as of December 31, 2023, for each of Mr. Thompson, Mr. Collins and Dr. Naughton, respectively.

(2)     We grant RSUs for shares of common stock to non-employee directors. We value our RSUs by reference to our stock price on the date of grant. We recognize compensation expense for RSUs based on a straight-line basis over the requisite service period of the entire award.

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REPORT OF THE AUDIT COMMITTEE

The Board of Directors has appointed an Audit Committee consisting of independent directors. All of the members of the committee must be “independent” of our Company and management, as independence is defined in applicable rules of the SEC and the Nasdaq listing standards.

The purpose of the Audit Committee is to assist the oversight of our Board of Directors in the integrity of the financial statements of our Company, our Company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our Company’s independent auditor and any internal audit function. The primary responsibilities of the committee include overseeing our Company’s accounting and financial reporting process and audits of the financial statements of our Company.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditor is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee the audited financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

The Audit Committee discussed with our independent auditor the overall scope and plans for its audit. The Audit Committee meets with the independent auditor, with and without management present, to discuss the results of the independent auditor’s examinations, its evaluations of our Company, the internal controls, and the overall quality of the financial reporting. The Audit Committee held four (4) meetings in 2023.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

The report has been furnished by the Audit Committee of our Board of Directors.

October 25, 2024	Cooper C. Collins, Chair Justin Roberts Tommy G. Thompson
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DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. These regulations require the directors, officers, and persons who own more than 10% of a registered class of our equity securities to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms received by us during the fiscal year ended December 31, 2023, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year was a director, officer, or persons who own more than 10% of a registered class of our equity securities, complied with all Section 16(a) filing requirements during such fiscal year.

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SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND OFFICERS

The following table sets forth information regarding the beneficial ownership of our common stock as of October 17, 2024, by the following:

•   each of our directors and named executive officers;

•   all of our directors and executive officers as a group; and

•   each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including options and warrants that are currently exercisable or exercisable within 60 days of October 17, 2024. Shares issuable pursuant to stock options, warrants, and convertible securities are deemed outstanding for computing the percentage of the person holding such options, warrants, or convertible securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o TherapeuticsMD, Inc., 951 Yamato Road, Suite 220, Boca Raton, Florida 33431.

	Shares Beneficially Owned
Name of Beneficial Owners	Number	Percent(1)
Executive Officers and Directors:
Marlan D. Walker(2)	82,696	*
Tommy G. Thompson(3)	83,362	*
Cooper C. Collins(4)	75,416	*
Gail K. Naughton, Ph.D.(5)	13,500	*
Justin Roberts	—	—
Joseph Ziegler(6)	7,500	*
Michael Donegan(7)	64,253	*
All executives and directors as a group (6 persons)	262,474	2.3%
5% Stockholders:
Rubric Capital Management LP(8)	2,946,908	25.6%

*        Represents less than 1% of the outstanding shares of our common stock.

(1)     Based on 11,532,432 shares outstanding as of October 17, 2024.

(2)     Includes (i) 62,565 shares held by Mr. Walker directly, (ii) 8,231 shares issuable to Mr. Walker underlying vested but unsettled restricted stock units and (iii) 11,900 shares issuable to Mr. Walker upon the exercise of vested stock options.

(3)     Includes (i) 14,312 shares held by Thompson Family Investments, LLC, an entity solely owned by Thompson Family Holdings, LLC, an entity solely owned by Mr. Thompson, (ii) 5,954 shares held by Mr. Thompson directly, (iii) 21 shares held indirectly by Thompson Family Holdings, LLC, (iv) 42,675 shares issuable to Mr. Thompson underlying vested but unsettled restricted stock units and (v) 20,400 shares issuable to Mr. Thompson upon the exercise of vested stock options.

(4)     Includes (i) 52,016 shares held by Mr. Collins directly, (ii) 13,500 shares issuable to Mr. Collins underlying vested but unsettled restricted stock units and (iii) 9,900 shares issuable to Mr. Collins upon the exercise of vested stock options.

(5)     Includes 13,500 shares issuable to Dr. Naughton underlying vested but unsettled restricted stock units.

(6)     Includes 7,500 shares issuable to Mr. Ziegler underlying vested but unsettled restricted stock units.

(7)     Includes (i) 61,853 shares held by Mr. Donegan directly and (ii) 2,400 shares issuable to Mr. Donegan upon the exercise of vested stock options. Based solely on the Form 4 filed on April 14, 2023 by Mr. Donegan. Mr. Donegan served as the Company’s Principal Financial and Accounting Officer until his separation from employment with the Company on August 17, 2023.

(8)     Based solely on the Form 4 filed with the SEC by Rubric Capital Management LP on November 17, 2023. The address of Rubric Capital Management LP is 155 East 44th Street, Suite 1630, New York, NY 10017.

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Proposal Two

Advisory Vote on Executive Compensation (“Say-on-Pay”)

Background

The Dodd-Frank Act enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the SEC’s rules.

Summary

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to provide advisory approval of the compensation of our NEOs, as such compensation is described in the Executive Compensation section of this proxy statement. Our executive compensation program is designed to enable us to attract, motivate, and retain highly qualified executives. This program provides long-term stock-based incentive compensation that focuses our executives’ efforts on building stockholder value by aligning their interests with those of our stockholders. We urge our stockholders to review the executive-related compensation information and related tables for more information.

It is expected that the next say-on-pay vote will occur at the 2025 annual meeting of stockholders.

Board Recommendation

Our Board of Directors believes that the information provided within the “Executive Compensation” section of this proxy statement demonstrates our executive compensation program is designed appropriately and is working to ensure our NEOs receive the majority of their compensation based on performance-driven considerations and that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

The following resolution is submitted for a stockholder vote at the annual meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2023, as disclosed in the compensation tables and narrative discussion set forth in this proxy statement.

Vote Required

The say-on-pay vote is advisory, and therefore not binding on our Company, the Compensation Committee, or our Board of Directors. Although non-binding, the vote will provide information to the Compensation Committee and our Board of Directors regarding investor sentiment about our executive compensation philosophy, policies, and practices, which the Compensation Committee and our Board of Directors will be able to consider when determining executive compensation for the years to come.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023, AS DESCRIBED IN THE EXECUTIVE COMPENSATION SECTION, INCLUDING THE TABULAR AND NARRATIVE DISCLOSURE SET FORTH IN THIS PROXY STATEMENT.

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Proposal Three

Ratification of Appointment of Independent Auditor

The Audit Committee of our Board of Directors has selected and appointed Berkowitz Pollack Brant as our independent registered public accounting firm for the 2024 fiscal year. Berkowitz Pollack Brant has served as our independent registered public accounting firm since July 7, 2023.

Our Audit Committee recommends that stockholders vote in favor of the ratification of the appointment of Berkowitz Pollack Brant to audit the consolidated financial statements of our Company for the fiscal year ending December 31, 2024. Although ratification is not required by our bylaws or otherwise, our Board of Directors is submitting the appointment of Berkowitz Pollack Brant to our stockholders for ratification as a matter of good corporate practice. In the event of a negative vote on such ratification, our Audit Committee will reconsider its selection.

We expect that representatives of Berkowitz Pollack Brant will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Change in Independent Registered Public Accounting Firm

On July 7, 2023, the Audit Committee dismissed Grant Thornton LLP (“Grant Thornton”) as the company’s independent registered public accounting firm and engaged Berkowitz Pollack Brant as the Company’s independent registered public accounting firm for the 2023 fiscal year. The decision to change the Company’s independent registered public accounting firm was the result of a request for proposal process. Grant Thornton’s reports on the Company’s financial statements for each of the fiscal years ended December 31, 2022 and December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Grant Thornton’s reports on the Company’s financial statements as of and for the fiscal years ended December 31, 2022 and 2021 included an explanatory paragraph describing the uncertainty of the Company’s ability to continue as a going concern. During the Company’s fiscal years ended December 31, 2022 and December 31, 2021, and through the date of dismissal, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with its report. During the fiscal years ended December 31, 2022 and December 31, 2021 and the subsequent period through the date of dismissal, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). During the fiscal years ended December 31, 2022 and December 31, 2021 and the subsequent period to the date of its engagement, neither the Company nor anyone acting on its behalf has consulted with Berkowitz Pollack Brant regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that Berkowitz Pollack Brant concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Principal Accountant Fees and Services

Berkowitz Pollack Brant acted as our independent registered public accounting firm for 2023 and Grant Thornton acted as our independent registered public accounting firm for 2022.

Aggregate fees billed to our Company for the fiscal year ended December 31, 2023 and 2022 by Berkowitz Pollack Brant and Grant Thornton were as follows:

	2023 (Berkowitz) ($)	2022 (Grant Thornton) ($)
Audit fees	186,575	560,923
Audit-related fees	—	65,000
Tax fees	—	242,301
All other fees	—	—
Total	186,575	868,224
33

Audit fees consist of fees associated with the annual audit, the reviews of our annual and quarterly reports, and other filings with the SEC as well as comfort letters and consents. Audit-Related Fees consist of fees for the audit of the financial statements of our former subsidiary vitaCare Prescription Services, Inc. Tax fees included the preparation of our tax returns and other related services. All Other Fees consist of fees associated with consulting and advisory services.

Audit Committee Pre-Approval Policies and Procedures

The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval, or adopting procedures for pre-approval, of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairperson of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent auditor.

Our Audit Committee requires that our independent auditor, in conjunction with our Principal Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

All of the services provided by our independent auditor described above were approved by our Audit Committee pursuant to our Audit Committee’s pre-approval policies.

Ratification by Stockholders of the Appointment of Independent Auditor

Ratification of the appointment of Berkowitz Pollack Brant to audit the consolidated financial statements of our Company for the fiscal year ending December 31, 2024 will require the affirmative vote of a majority of the votes cast, assuming that a quorum is present at the meeting.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF Berkowitz Pollack Brant Advisors + CPAs, LLP TO AUDIT THE CONSOLIDATED FINANCIAL STATEMENTS OF OUR COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

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DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

As more specifically provided in our bylaws, as amended, no business may be brought before an annual meeting of stockholders unless it is specified in the notice of the meeting or is otherwise properly brought before the meeting by or at the direction of our Board of Directors or by a stockholder entitled to vote who has delivered proper notice to us, together with the information required by our bylaws, as amended. Director nominations and stockholder proposals that are intended to be presented by stockholders at the annual meeting of stockholders for the fiscal year ending December 31, 2024 must be received by us not less than 90 days (by September 6, 2025) and not more than 120 days (by August 7, 2025) before the anniversary of the prior year’s annual meeting of stockholders, unless we change the date of our 2025 annual meeting by more than 30 days before or 60 days after such anniversary date, in which case, stockholder proposals must be received not earlier than 120 days prior to the annual meeting and not later than the later to occur of 90 days prior to the annual meeting and ten days following the date on which a public announcement of the date of the annual meeting is first made by us.

Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2025 annual meeting may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act and our bylaws, as amended. To be eligible for inclusion in such proxy materials, stockholder proposals must be received not later than June 27, 2025.

Stockholder proposals should be addressed and delivered to our corporate secretary at the address of our executive offices set forth in this proxy statement.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports, proxy statements, and Notices of Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

If you and other stockholders of record with whom you share an address currently receive multiple copies of our annual report, proxy statement, or Notice of Internet Availability of Proxy Materials and would like to participate in our householding program, please contact our transfer agent, Computershare Trust Company, N.A., by calling toll-free at 800-962-4284, or by writing to Computershare, P.O. Box 43006, Providence, Rhode Island 02940-3006. Alternatively, if you participate in householding and wish to revoke your consent and receive separate copies of our annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, please contact Computershare as described above. In addition, we will promptly deliver, upon the written or oral request to Computershare at the address or telephone number above, a separate copy of our annual report, proxy statement, or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

OTHER MATTERS

We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION AND INCORPORATION BY REFERENCE

We are subject to the informational requirements of the Exchange Act, and are required to file reports, any proxy statements and other information with the SEC. Copies of any reports, statements or other information that we file with the SEC, including this proxy statement, can also be obtained upon written request or from the SEC’s website on the Internet at www.sec.gov, free of charge. We also maintain a website at www.therapeuticsmd.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

We have not authorized anyone to provide you with information that differs from that contained in this proxy statement. You should not assume that the information contained in this proxy statement is accurate as on any date other than the date of the proxy statement, and the mailing of this proxy statement to our stockholders shall not create any implication to the contrary.

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

This proxy statement incorporates by reference our Annual Report on Form 10-K for the year ended December 31, 2023 that we previously filed with the SEC; provided, however, that we are not incorporating by reference Part III thereof and any documents, portions of documents or information deemed to have been furnished and not filed in accordance with SEC rules.

In addition, we are incorporating by reference herein any future filings we make with the SEC under Section 11, 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the annual meeting. Such documents are considered to be a part of this proxy statement, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

You can obtain any of the documents listed above from the SEC, through the website of the SEC at the address described above or from us by requesting them in writing or by telephone at the following address:

TherapeuticsMD, Inc.

Attention: Corporate Secretary

951 Yamato Road, Suite 220

Boca Raton, Florida 33431

(561) 961-1900

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C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Scan QR for digital voting TherapeuticsMD, Inc. Annual Meeting of Stockholders For Stockholders of Record as of October 17, 2024 Thursday, December 5, 2024 8:00 AM, Eastern Time Annual Meeting to be held live via the internet - please visit www.proxydocs.com/TXMD for more details. Internet: www.proxypush.com/TXMD • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-474-8637 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 8:00 AM, Eastern Time, December 5, 2024. The undersigned hereby appoints Marlan Walker and Joseph Ziegler (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of TherapeuticsMD, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. This proxy is being solicited on behalf of the Board of Directors PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

TherapeuticsMD, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. 1.01 Tommy G. Thompson 1.02 Cooper C. Collins 1.03 Gail K. Naughton, Ph.D. 1.04 Justin Roberts FOR WITHHOLD 2. To approve, on a non-binding advisory basis, the compensation of our named executive officers for the fiscal year ended December 31, 2023. FOR AGAINST ABSTAIN 3. To ratify the appointment of Berkowitz Pollack Brant Advisors + CPAs, LLP, an independent registered public accounting firm, as the independent auditor of the company for the fiscal year ending December 31, 2024. 4. To transact such other business as may properly come before the meeting or any adjournment thereof. FOR FOR FOR FOR FOR FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/TXMD Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date